                                                                      EXHIBIT 25
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM T-1
                             ---------------------
                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE
                             ---------------------

              Check if an application to determine eligibility of
                  a Trustee pursuant to Section 305(b)(2)  /X/

                               MELLON BANK, N.A.
                               (Name of Trustee)

                 25-0659306                                          U.S.
    (I.R.S. Employer Identification No.)               (Jurisdiction of incorporation)

                             One Mellon Bank Center
                           Pittsburgh, PA 15258-0001
                    (Address of Principal Executive Office)

                                 CATHY WIEDECKE
                                    OFFICER
                               MELLON BANK, N.A.
                               701 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19106
                                 (215) 553-1764
           (Name, Address and Telephone Number of Agent for Service)

                             ---------------------

                              WACHOVIA CORPORATION
                               (Name of Obligor)

                                 NORTH CAROLINA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   56-1473727
                      (I.R.S. Employer Identification No.)

          100 NORTH MAIN STREET, WINSTON-SALEM, NORTH CAROLINA, 27101
                    (Address of Principal Executive Offices)

                     SUBORDINATED DEBT SECURITIES IN SERIES
                        (Title of Indenture Securities)

1. GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of the Currency                                 Washington, D.C.
            Federal Reserve Bank of Cleveland                           Cleveland, Ohio
            Federal Deposit Insurance Corporation                       Washington, D.C.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

    Exhibit 1   --  Copy of articles of association of the trustee as now in effect, filed as
                    Exhibit 1 to trustee's statement of eligibility and qualification,
                    Registration No. 33-46990, and incorporated herein by reference.
    Exhibit 2   --  Copy of certificate of the authority of the trustee to commence business, copy of certificate of consolidation with the Union Trust Company of
                    Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into Mellon Bank, N.A. filed as Exhibit T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.
    Exhibit 3   --  Copy of certificate as to authority of the trustee to exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.
    Exhibit 4   --  Copy of existing by-laws of the trustee, filed as Exhibit 4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.
    Exhibit 5   --  Copy of each indenture referred to in Item 4, if the obligor is in default.
                    Not Applicable.
    Exhibit 6   --  Consent of the trustee required by Section 321(b) of the Act, filed as
                    Exhibit T1D to trustee's statement of eligibility and qualification,
                    Registration No. 33-13020, and incorporated herein by reference.
    Exhibit 7   --  Copy of the latest report of condition of the trustee transmitted electronically pursuant to law or the requirements of its supervising or examining authority.

                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PHILADELPHIA, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 19TH DAY OF JUNE, 1996.

                                          MELLON BANK, N.A.
                                          TRUSTEE

                                          By:     /s/  MARY M. McCRACKEN
                                            ------------------------------------
                                                     Mary M. McCracken
                                                       Vice President

                                   EXHIBIT 7

                              REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                               MELLON BANK, N.A.
                               FOR MARCH 31, 1996

     IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON MARCH 31, 1996; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

         CHARTER NO. 6301                         NORTHEASTERN DISTRICT

                     STATEMENT OF RESOURCES AND LIABILITIES
                                 (IN THOUSANDS)

ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin......................................                $ 2,551,023
  Interest-bearing balances...............................................................                  1,238,899
Securities:
  Held-to-maturity securities.............................................................                  2,439,004
  Available-for-sale securities...........................................................                  3,099,006
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds sold......................................................................                    702,797
  Securities purchased under agreements to resell.........................................                     30,000
Loans and lease financing receivables:
  Loans and leases, net of unearned income................................................  $22,883,119
  LESS: Allowance for loan and lease losses...............................................      307,557
  Loans and leases, net of unearned income, allowance, and reserve........................                 22,575,562
Assets held in trading accounts...........................................................                    267,077
Premises and fixed assets (including capitalized leases)..................................                    471,772
Other real estate owned...................................................................                     61,625
Customers' liability to this bank on acceptances outstanding..............................                    245,337
Intangible assets.........................................................................                  1,092,534
Other assets..............................................................................                  1,476,962
                                                                                                          -----------
        TOTAL ASSETS......................................................................                 36,251,598
                                                                                                          -----------
LIABILITIES
Deposits:
  In domestic offices.....................................................................                 22,173,508
    Noninterest-bearing...................................................................    6,940,994
    Interest-bearing......................................................................   15,232,514
  In foreign offices, Edge and Agreement subsidiaries, and IBFs...........................                  3,670,489
    Noninterest-bearing...................................................................       21,548
    Interest-bearing......................................................................    3,648,941
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
  Federal funds purchased.................................................................                  2,113,635
  Securities sold under agreements to repurchase..........................................                  1,256,071
Demand notes issued to the U.S. Treasury..................................................                    319,803
Trading liabilities.......................................................................                    247,310
Other borrowed money:
  With remaining maturity of one year or less.............................................                  1,560,260
  With remaining maturity of more than one year...........................................                    164,882
Mortgage indebtedness and obligations under capitalized leases............................                      2,898
Bank's liability on acceptances executed and outstanding..................................                    245,337
Subordinated notes and debentures.........................................................                    698,251
Other liabilities.........................................................................                    802,115
                                                                                                          -----------
        Total liabilities.................................................................                 33,245,559
EQUITY CAPITAL
Common stock..............................................................................                    167,285
Surplus (exclude all surplus related to preferred stock)..................................                    831,676
Undivided profits and capital reserves....................................................                  2,028,643
Net unrealized holding gains (losses) on available-for-sale securities....................                    (23,949)
Cumulative foreign currency translation adjustments.......................................                     (6,616)
                                                                                                          -----------
        TOTAL EQUITY CAPITAL..............................................................                  2,997,039
                                                                                                          -----------
        TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND EQUITY CAPITAL................                 36,251,598
                                                                                                           ==========

     I, Michael K. Hughey, Senior Vice President and Corporate Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                    MICHAEL K. HUGHEY
                                                       MAY 6, 1996

     We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                     FRANK V. CAHOUET
                                                      W. KEITH SMITH
                                                     CHARLES A. CORRY